UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026 (September 9, 2026)
Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition Arrangements
In connection with the Company’s previously announced appointment of Soraya Benchikh as Chief Financial Officer, Laurent Mercier ceased serving as Chief Financial Officer on September 1, 2026 and commenced service as Strategic CEO Advisor through June 30, 2027 (the “Transition End Date”). In connection with his transition, the Company and Mr. Mercier entered into an agreement governing the terms of his employment through the Transition End Date (the “Transition Agreement”).
Pursuant to the Transition Agreement, Mr. Mercier will continue to receive his annual base salary of €825,000 through the Transition End Date for his advisory services. During September and October 2026, Mr. Mercier will assist with the transition of his responsibilities and, beginning November 1, 2026, will be released from active duties while remaining available to provide transition-related advisory services. At Mr. Mercier’s option, the Transition End Date may be accelerated to a date no earlier than December 20, 2026, in which case he would receive a lump-sum payment equal to the salary otherwise payable through June 30, 2027.
Mr. Mercier will not be eligible for any annual bonus or variable compensation with respect to fiscal years 2026 or 2027 other than a fixed one-time bonus of €290,000. Equity awards scheduled to vest in October 2026 will remain eligible to vest in accordance with their terms, and any equity awards that remain unvested after the Transition End Date will be forfeited. Following the Transition End Date, Mr. Mercier will be subject to a twelve-month non-competition covenant and will be entitled to receive the related contractual non-competition payments. Mr. Mercier also will be entitled to receive applicable contractual and collective bargaining severance benefits.
The foregoing description is qualified in its entirety by reference to the Transition Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the period ending September 30, 2026.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: September 11, 2026	By:	/s/ Kristin Blazewicz
Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary